UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

AdTheorent Holding Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40116	85-3978415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hudson Street 13th Floor
New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 804-1359

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADTH	The Nasdaq Stock Market
Warrants to purchase common stock	ADTHW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 18, 2024, AdTheorent Holding Company, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of April 1, 2024 (the “Merger Agreement”), by and among Cadent, LLC, a Delaware limited liability company (“Parent”), Award Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Parent, Novacap Cadent Acquisition Company, Inc., a Delaware corporation, Novacap Cadent Holdings, Inc., a Delaware corporation, and the Company, pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the merger as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).

As of the close of business on April 30, 2024, the record date for the Special Meeting, there were 91,598,261 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), issued and outstanding and entitled to vote at the Special Meeting (excluding 598,875 shares of Common Stock subject to the Escrow Agreement, dated December 22, 2021, by and among the Company, MCAP Acquisition, LLC and Continental Stock Transfer & Trust Company, as amended by the Amendment to Stock Escrow Agreement, dated January 24, 2024). At the Special Meeting, the holders of a total of 61,222,415 shares of Common Stock, representing approximately 66.4% of the voting power of the issued and outstanding shares of Common Stock as of the record date, were present in person or represented by proxy, constituting a quorum.

At the Special Meeting, the following proposals were considered:

1.	A proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”); and
2.
A proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

The Merger Agreement Proposal was approved by the requisite vote of the Company’s stockholders. The Adjournment Proposal was not presented at the Special Meeting, as there were sufficient votes to approve the Merger Agreement Proposal at the Special Meeting.

Final voting results for the Merger Agreement Proposal are provided below. For more information regarding the Merger Agreement Proposal, please refer to the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on May 20, 2024.

1. Merger Agreement Proposal:

Votes For	Votes Against	Abstain
55,644,727	5,259,693	317,995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AdTheorent Holding Company, Inc.

Date:	June 18, 2024	By:	/s/ James Lawson
James Lawson
Chief Executive Officer